Exhibit (h)(12)

Amended and Restated Schedule A: Acquiring Funds dated as of April 18, 2022

Registrant: Exchange Listed Funds Trust Series:

Cabana Target Drawdown 5 ETF

Cabana Target Drawdown 7 ETF

Cabana Target Drawdown 10 ETF

Cabana Target Drawdown 13 ETF

Cabana Target Drawdown 16 ETF

Cabana Target Leading Sector Aggressive ETF

Cabana Target Leading Sector Conservative ETF

Cabana Target Leading Sector Moderate ETF

Armor US Equity Index ETF

Corbett Road Tactical Opportunity ETF

Akros Monthly Payout ETF